EXHIBIT 10-J(c)

AMENDMENT TO THE

COLGATE-PALMOLIVE COMPANY

NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

AMENDMENT, dated as of December 7, 2006, to the Colgate-Palmolive Company Non-Employee Director Stock Option Plan (the “Plan”).

WHEREAS, the Board of Directors desires to conform the stock adjustment provisions of the equity compensation plans of the Company, including the Plan, so as to clarify that equitable substitution or adjustments shall be made in the event of a change in corporate equity capitalization and may be made at the discretion of the Board in the event of certain corporate transactions, all as defined and on the terms and conditions set forth below;

NOW, THEREFORE, the Plan hereby is amended as follows:

1.	The following new definition is added to Section 1 of the Plan:

“Disaffiliation” means a subsidiary’s or affiliate’s ceasing to be a subsidiary or affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the subsidiary or affiliate) or a sale of a division of the Company or its affiliates.

2.	The second paragraph of Section 3 of the Plan is amended to read in full as follows:

In the event of any change in corporate equity capitalization, such as a stock split, reverse stock split, stock dividend, share combination, recapitalization, spin-off or similar event affecting the equity capital structure of the Company, the Board shall make equitable substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan and in the number, kind and exercise price of shares subject to outstanding Stock Options; provided, however, that the number of shares subject to any Stock Option shall always be a whole number. In the event of a corporate transaction, such as any merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, Disaffiliation (other than a spin-off), or other distribution of stock or property of the Company (including an extraordinary cash dividend) not covered by the prior sentence, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, or similar event affecting the Company or any of its subsidiaries or affiliates (a “Business Transaction”), the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and exercise price of shares subject to outstanding Stock Options, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number. In the case of Business Transactions, such adjustments may include, without limitation, the cancellation of outstanding Stock Options in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Stock Options, as determined by the Board in its sole discretion (it being understood that in the case of a Business Transaction with respect to which shareholders of Common Stock may receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Board that the value of a Stock Option shall for this purpose be deemed to equal the excess, if any, of the value of such consideration being paid for each share of Common Stock pursuant to such Business Transaction over the exercise price of such Stock Option shall conclusively be deemed valid). Notwithstanding the foregoing: (i) any adjustments made pursuant to this paragraph to Stock Options that are considered “deferred compensation” within the meaning of Code Section 409A shall be made in compliance with the requirements of Code Section 409A; (ii) any adjustments made pursuant to this paragraph to Stock Options that are not considered “deferred compensation” subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Stock Options either (A) continue not to be subject to Code Section 409A or (B) comply with the requirements of Code Section 409A; and (iii) in any event, the Board shall not have the authority to make any adjustments pursuant to this paragraph to the extent the existence of such authority would cause a Stock Option that is not intended to be subject to Code Section 409A at the time of grant to be subject thereto.